Dennis G. Newkirk
                                                             (281) 423-3332


                                                               EXHIBIT 99.1







FOR IMMEDIATE RELEASE



                 NL COMPLETES SALE OF RHEOX FOR $465 MILLION



HOUSTON, TEXAS -- January 30, 1998 -- NL Industries, Inc. (NYSE:NL) announced today that it has completed the previously announced sale of its Rheox specialty chemicals operations to Elementis plc for $465 million in cash.

The Company stated that it intends to use the net proceeds of about $400 million to invest in additional TiO2 capacity and to reduce outstanding indebtedness.

NL Industries, Inc. is a major international producer of titanium dioxide pigments.

The statements in this release relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, future global economic and political conditions, global TiO2 production capacity and the amount and timing of capacity changes, competitive products and prices, and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings.


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